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                                                                 EXHIBIT 99.1(b)

     BSQUARE to Acquire New Technology, New Customers In Purchase of IP Licensing Firm, Mainbrace

BELLEVUE, Wash.--(BUSINESS WIRE)--May 11, 2000--

         BSQUARE extends its product solutions to new high volume market segments including Web-enabled phones, electronic book
                readers, wireless thin clients, and set-top boxes

BSQUARE Corporation (Nasdaq:BSQR) will add a range of new product technologies and capabilities to address new and existing market segments through the acquisition of Mainbrace Corporation, in a cash and stock transaction valued at approximately $21 million.

Mainbrace is a leading IP-licensing and enabling software firm delivering product solutions to high volume market segments including set-top boxes, Web-enabled phones, wireless thin clients, and electronic book readers. By combining the industry-leading products and service offerings from the two companies, BSQUARE will now be able to offer a wider range of solutions to customers in new market segments. Mainbrace, located in Sunnyvale, California, will become a wholly owned subsidiary of BSQUARE.

The Mainbrace acquisition represents another strategic component for BSQUARE's leadership in providing complete and innovative software solutions to the rapidly expanding intelligent device market, a market estimated to grow to over $18 billion in 2003 by International Data Corporation. This acquisition follows the acquisition of BlueWater Systems in January 2000, in which BSQUARE expanded its base of business to offer solutions to developers of devices based on Windows operating systems outside the embedded family of operating systems, Windows CE and Windows NT Embedded. In both moves, BSQUARE strategically expanded its products and service offerings to create a "total solution" position in which it can take full advantage of the opportunity presented in the escalating intelligent device market. BSQUARE's new combined offerings are unmatched in breadth and depth within the industry.

With the acquisition, BSQUARE will add a family of licensable product solutions to its portfolio, including solutions for Pocket PC, Web Telephone, wireless MSN Web Companion, and Microsoft TV. Mainbrace also brings an extensive list of major customers in key target markets. BSQUARE will continue to expand relationships with key Mainbrace customers including Microsoft, Cadence Design Systems, Philips, IPM and Askey Computer, among others.

"Mainbrace's team comes with a proven track record of developing and deploying complete products and have been key contributors to many Windows-based consumer and Internet-related products. In addition, Mainbrace has a large presence in Silicon Valley, and provides key relationships to help BSQUARE maintain its success in the intelligent device development market. We expect great synergies between our personnel and our product lines that will enable us to service our OEM customer needs faster and better than ever before," said William Baxter, president and CEO of BSQUARE. "Together we will be able to provide the industry's leading products for the development of exciting new intelligent devices like electronic books, Internet phones, set-top boxes, and web pads, to name a few. This is an excellent move for both companies."

"The move to BSQUARE enables us to leverage the resources of a proven industry leader and continue to provide our technology and solutions to our customer base," said Tony Moroyan, founder, chairman and CEO of Mainbrace. "BSQUARE's existing breadth of products and services, combined with our software


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and system product offerings, will enable intelligent device developers to comfortably work with a single source for all of their project development needs. This acquisition is a strong endorsement of our offerings, and we look forward to continuing to deliver new, innovative solutions to our market as a subsidiary of BSQUARE."

Mainbrace Brings Extensive Portfolio of Technology, Products, and Talents to Complement BSQUARE's Existing Product Offerings Mainbrace Corporation is a premier developer of digital appliance IP and a key Microsoft development partner in many emerging Internet platforms such as Internet-enabled phones, electronic books, and other mobile and wireless devices. Mainbrace's expertise in silicon and system architecture, system software, and tools have helped customers like Microsoft, Philips, Compaq and Cadence produce award-winning Windows CE-based products over the last few years. Mainbrace's location in the heart of Silicon Valley provides early access to important new trends and technologies. Mainbrace's engineering team consists of proven professionals who have designed and built several generations of Windows CE products from initial concept to production. Mainbrace has a well-established technology licensing business with its SmartBuild (TM) product family that provides OEM's with unprecedented time-to-market advantage and minimize their development risks as well as research and development costs.

Mainbrace's licensable technology and tools combined with BSQUARE's application suites such as bUseful Utilities Pak, tools such as CE Interface Composer and connectivity products such as CE Remote Updater will enable BSQUARE to offer differentiation, time to market advantage and powerful product offerings to its customers.

BSQUARE will continue to market Mainbrace foundation products for rapidly growing market segments, including:

--   SmartBuild(TM) Portable Data Terminal

-- a complete product solution that enables OEMs to quickly and cost-effectively develop a Microsoft Windows CE-Based Portable Data Terminal for use in medical, inventory management and data collection industries

-- SmartBuild Data Collection Terminal -- a complete product solution that enables customers to quickly and cost-effectively develop information kiosks, intelligent displays, internet access terminals, point-of-sale terminals based on Windows CE technology

-- SmartBuild Pocket PC -- a complete software and hardware solution for fast, cost-effective development of a Microsoft Windows CE-based Pocket PC for both consumer and enterprise Markets

The transaction will be accounted for as a purchase of stock. Consideration will include the exchange of approximately 460,000 shares of BSQUARE common stock and approximately $10.8 million in cash for all of the issued and outstanding common shares of Mainbrace. In addition, each option to purchase shares of Mainbrace Common Stock outstanding at the effective time of the Merger will be assumed by BSQUARE and will be treated as an option to purchase that number of shares of BSQUARE Common Stock as calculated by the exchange ratio.

The definitive agreement has been signed, and closing of the transaction will occur upon completion of the closing conditions which include obtaining necessary consents and complying with government filing


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requirements. Mainbrace's revenues and net income were approximately $3.5 million and ($0.3) million in 1999, respectively; and had net equity of approximately $0.4 million at December 31, 1999.

   About BSQUARE

BSQUARE (Nasdaq:BSQR) is innovating tomorrow's devices through software solutions for the development of intelligent computing devices. Specializing in the Microsoft Windows family of operating systems, BSQUARE supplies software products and services for the development and use of PC Companions, Internet appliances, industrial automation devices, Windows-based terminals, and other mobile and wireless intelligent devices. From development tools to software infrastructures to end-user applications, the BSQUARE touch is on many embedded Windows-based devices available in the market today.

For more information, visit BSQUARE at http://www.bsquare.com or call 888/820-4500. BSQUARE is a registered trademark of BSQUARE Corporation. All names, product names, and tradenames are trademarks or registered trademarks of their respective holders.

This release contains forward-looking statements relating to our sales that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect BSQUARE's actual results include the inability to complete the closing conditions, adverse changes in BSQUARE's relationship with Microsoft, a decline in the market for Windows CE-based intelligent computing devices or the failure of such market to develop as anticipated, delays or announcements of delays by Microsoft of Windows CE product releases, competition and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE's Quarterly Report on Form 10-Q, in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. BSQUARE undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT: BSQUARE
Michelle Manson, 425/519-5900
press@bsquare.com